Exhibit 32.3

CERTIFICATION PURSUANT TO 18 U.S.C.
SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Tanger Properties Limited Partnership (the "Operating Partnership") for the year ended December 31, 2024 (the "Report"), the undersigned, principal executive officer of the Operating Partnership's general partner, hereby certifies, to such officer's knowledge, that:

(i)     the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date:	February 21, 2025	/s/ Stephen J. Yalof
Stephen J. Yalof
President and Chief Executive Officer
Tanger Inc., sole general partner of the Operating Partnership